EXHIBIT 5

                                 January 29, 1998


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, DC 20549-1004

             RE:  NORTHERN TRUST CORPORATION - REGISTRATION STATEMENT ON
                  FORM S-3
                  ------------------------------------------------------

   Ladies and Gentlemen:

        I am Executive Vice President and General Counsel of Northern Trust Corporation, a Delaware corporation (the "Corporation"), and have served in that capacity in connection with the Corporation's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission to register 250,000 shares of common stock, $1.66 par value per share, including the associated Preferred Stock Purchase Rights (the "Common Stock"), which may from time to time be offered and sold pursuant to the exercise of transferable nonqualified stock options granted to participants under the Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") and transferred by those participants to certain permitted transferees as permitted by the Plan and the grant documents specifying the terms and conditions of such stock options. Permitted transferees include the participants' spouses or lineal descendants, trusts for the primary benefit of the participants' spouses or lineal descendants or partnerships of which the participants' spouses and lineal descendants are the only partners.

        In that connection, I have examined such documents and have made such factual and legal investigations as I have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, it is my opinion that the shares of Common Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,


                                      /s/ Peter L. Rossiter
                                      --------------------------------
                                      Peter L. Rossiter
                                      Executive Vice President
                                      and General Counsel